Exhibit 21.1

                              TRISM, INC.
                      Subsidiaries of TRISM, Inc.



Trism Secured Transportation, Inc.                    Delaware

    Tri-State Motor Transit Co.                       Delaware

       Aero Body and Truck Equipment Company, Inc.,   Delaware
       Tri-State Transportation Service, Inc.         Missouri

    Diablo Systems Incorporated
       d/b/a/ Diablo Transportation, Inc.             California

    Emerald Leasing, Inc.                             Nevada

    McGil Special Services, Inc.                      Delaware

    Trism Eastern, Inc.
       d/b/a/ C.I. Whitten Transfer                   Delaware

Trism Heavy Haul, Inc.                                Delaware

    Trism Specialized Carriers, Inc.                  Georgia
       Trism Special Services, Inc.                   Georgia

    E.L. Powell & Sons Trucking Co., Inc.             Oklahoma

Trism Transport, Inc.                                 Delaware

    Trism Transport Services, Inc.                    Utah

       EFB, Inc.                                      Delaware

TRISM Logistics, Inc.                                 New Jersey

Trism Equipment, Inc.                                 Delaware

TRISM Maintenance Services, Inc.                      Delaware

Transportation Recovery Systems, Inc.                 Delaware



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